Exhibit 99.1

Erickson Announces CEO Transition

PORTLAND, Ore.--(BUSINESS WIRE)--Erickson Incorporated (NASDAQ:EAC) announced today that its President and CEO Udo Rieder informed the board of directors of his desire to retire from the Company (including his role as an Erickson board member) effective March 31st, 2015. The board of directors has appointed Jeff Roberts as new President and CEO of Erickson effective April 1st, 2015.

“I have decided that after seven years as President and CEO of Erickson, through an IPO, several financings and two transformative transactions, I should make room for the next generation of leaders,” said Udo Rieder. “It seemed appropriate to announce my retirement from the Company at the start of Helicopter Association International, the leading industry event where Erickson has been a fixture for many years. We have built a global market leader in the aviation services segment and I believe that the Company is poised for significant growth for years to come. I am immensely proud of all the employees at the Company, their achievements and applaud their dedication to Erickson. I will always bleed orange.”

On behalf of Erickson’s board, Chairman Quinn Morgan said, “We are extremely grateful to Udo for his many contributions to Erickson over the past years. He has assembled a world class team. His counsel and guidance transformed the Company from a small service provider into a leading global aviation services company. His initiatives have established a solid foundation for Erickson’s future and we are excited about the growth for the Company. We are pleased to have found such a distinguished and experienced executive in Jeff Roberts to lead the Company going forward. Jeff has a demonstrated track record of creating shareholder value and he is the right person to lead Erickson in its next stage of evolution.”

Jeff Roberts has a long and distinguished career in the aviation industry. Most recently he was Group President at CAE, Inc., the global leader in modeling, simulation and training for civil aviation and defense. Jeff was previously President and CEO of SimuFlite Training International, Inc., a provider of pilot flight simulation training owned by GE Capital. Jeff also held executive positions in a number of other aviation companies.

"I am pleased the board has selected me to succeed Udo Rieder as President and CEO of Erickson,” said Jeff Roberts. “Joining a market leader with a global footprint and a diversified portfolio of business is a tremendous and exciting opportunity. I look forward to leading the team at Erickson to its next phase of growth.”

About Erickson
Erickson is a leading global provider of aviation services specializing in oil and gas, government services, legacy aircraft MRO and manufacturing, and commercial services such as firefighting, HVAC, power line, specialty, construction, and timber harvesting. Erickson operates a fleet of 86 rotary-wing (light, medium, and heavy) and fixed-wing aircraft, including 20 heavy-lift S-64 Aircranes. Founded in 1971, Erickson is headquartered in Portland, Oregon, USA, and maintains operations in North America, South America, Europe, the Middle East, Africa, Asia Pacific, and Australia. For more information, please visit www.ericksonaviation.com.

This press release contains certain statements relating to future results (including, without limitation, “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict”), which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including our inability to successfully execute on our business restructuring goals and also including certain other risks or uncertainties more fully described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K as well as in the other reports we file with the SEC from time to time, which are available at the SEC’s web site located at http://www.sec.gov. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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